Exhibit 10.3
2008 AMENDMENT TO
DEFERRED COMPENSATION PLAN
OF THE FEDERAL HOME LOAN BANK OF DALLAS
FOR DEFERRALS EFFECTIVE JANUARY 1, 2005
     Pursuant to the authority granted to the Board of Directors of Federal Home Loan Bank of Dallas, under Section 8.02 of the Deferred Compensation Plan of the Federal Home Loan Bank of Dallas for Deferrals Effective on January 1, 2005 (the “Plan”), the Plan is hereby amended as follows:
I.
     Section 1.18 of the Plan shall be amended and restated in its entirety to provide as follows:
“1.18 Termination of Employment shall mean a Participant’s “separation from service” as defined by Section 409A of the Code.”
II.
     Section 2.04 of the Plan shall be amended and restated in its entirety to provide as follows:
“2.04 Failure of Eligibility. A Participant shall cease to be eligible to make deferrals under this Plan upon revocation by the Administrative Committee of the Participant’s status as a Highly Compensated Employee. A person whose status is so revoked shall not be eligible to defer Compensation in Plan Years subsequent to the Plan Year in which his status is revoked.”
III.
     Article VI of the Plan is hereby amended to add a new Section 6.07 that provides as follows:
“6.07 Transition Relief. The transition guidance issued by the Internal Revenue Service under Section 409A of the Code provides an exception to the general timing rules for distribution elections. As a result, Participant’s elections for the 2005, 2006, 2007 and 2008 Plan Years may be revised on or before December 31, 2008 with respect to the timing and method of payment; provided, that such revised election does not cause amounts that were otherwise payable in 2008 to be paid in a subsequent year and does not provide for amounts payable in a subsequent year to be paid in

2008. The Committee will interpret and administer this provision to ensure compliance with IRS Notices 2007-86 and 2006-79 and any additional guidance issued by the IRS.”
     The effective date of this 2008 Amendment to the Deferred Compensation Plan of the Federal Home Loan Bank of Dallas for Deferrals Effective on January 1, 2005 shall be December 10, 2008.
     Executed this 10th day of December, 2008.

FEDERAL HOME LOAN BANK OF DALLAS
By:	/s/ Timothy J. Heup
Corporate Officer

ATTEST:

/s/ Brehan Chapman
Corporate Secretary